UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 25, 2018 (July 20, 2018)

Date of Report (Date of earliest event reported):

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13650 Dulles Technology Drive, Herndon, Virginia		20171
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 709-9119

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective as of July 20, 2018, Jamie Candee and Sarah Gardial were appointed by the Board of Directors (the “Board”) of Learning Tree International, Inc. (the “Company”) to fill the Board’s two director vacancies. Ms. Candee will serve as a Class I director, and Ms. Gardial will serve as a Class III Director. Both Ms. Candee and Ms. Gardial will stand for election at the Company’s next annual meeting in 2019 and then after their election will serve with the other directors in their respective class for the remainder of that class’s term. The Board also appointed both Ms. Candee and Ms. Gardial to each serve as a member on the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation and Stock Option Committee.

As disclosed in the Company’s Current report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 2, 2018 (the “Prior Form 8-K”), pursuant to the terms of that certain Securities Purchase Agreement, dated June 29, 2018 (the “Purchase Agreement”), The Kevin Ross Gruneich Legacy Trust (the “Trust”), who became the Company’s majority stockholder, was provided the right to appoint the Company’s current Chairman of the Board, Mr. Kevin Gruneich, as well as the right to recommend up to three additional director candidates to the Board. The appointment of any proposed director nominee by the Trust is conditioned upon (x) such director nominees satisfying the reasonable qualifications required by written policies of the Company’s Nominating and Corporate Governance Committee and (y) as a result of such appointments, the Company continuing to be in compliance with applicable SEC rules, stock exchange and/or OTCQX Market requirements and Board committee charters regarding the composition of the Board and its committees. Each of Ms. Candee and Ms. Gardial were director candidates proposed to the Board by the Trust pursuant to these director nomination rights under the Purchase Agreement and were reviewed applying these requirements. The description of the terms of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by the disclosure of the Purchase Agreement set forth in the Prior Form 8-K, which is incorporated by reference hereby.

Upon their appointment, Ms. Candee and Ms. Gardial became entitled to receive compensation for their service on the Board as non-employee directors.  As a non-employee director, the compensation that each Ms. Candee and Ms. Gardial shall be entitled to receive is (i) a $4,000 per month retainer and (ii) a fee for each Board or committee meeting attended with a payment of $2,000 for in person meetings and $1,000 for telephonic meetings, provided that only a single fee will be paid for attendance at multiple committee and Board meetings that occur in a single day. In connection with their appointment to the Board, Ms. Candee and Ms. Gardial will also each enter into an Indemnification Agreement with the Company, the terms of which are described in Item 1.01 of the Current Report on Form 8-K filed with the SEC on November 8, 2017.

Other than each of Ms. Candee and Ms. Gardial being nominated to serve on the Board by the Trust as described herein, there is no arrangement or understanding between Ms. Candee or Ms. Gardial and any other person or entity pursuant to which either has been selected as a director. Ms. Candee and Ms. Gardial have not engaged in any transaction with the Company or any subsidiary and there are currently no proposed transactions with the Company or any subsidiary, in which the amount involved exceeds $120,000 and in which Ms. Candee and Ms. Gardial had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. Ms. Candee and Ms. Gardial do not have any family relationships with any director or executive officer of the Company.

Ms. Candee currently serves as the President and Chief Executive Officer of Edmentum, a technological-based education company, which position she has held since 2017. Ms. Candee additionally currently serves as a director on Edmentum’s board of directors, which position she was appointed to in June 2017, and as a director on the board of directors of Project Success, which position she was appointed to in June 2016. Ms. Candee also serves as an advisor to both the Metro State University’s Graduate School of Management and Bethel University’s Department of Business and Economics. Ms. Candee previously served as the President and Chief Executive Officer of Questar from 2013 to 2017 and as the Chief Operating Officer of Edmentum from 2005 to 2013. In addition to her current board and advisory positions, Ms. Candee’s industry experience includes executive roles in education companies and leadership roles in sales, operations, product development and human resources. Ms. Candee holds a B.S. in Political Science from the University of Wisconsin and an MBA from Bethel University.

Ms. Gardial currently serves as the Dean of the Henry B. Tippie College of Business at the University of Iowa, which position she has held since 2012. Ms. Gardial additionally serves as a director on two corporate boards: (i) the United Fire Group, which position she was appointed to in 2016, where she also serves on the Compensation and Risk Committees and (ii) the University of Iowa Community Credit Union, which position she was appointed to in 2014, where she serves as Chair and also as the Chair of the Compensation Committee. Prior to her position with the University of Iowa, from 2004 to 2012, Ms. Gardial served as the Beaman Professor of Business at the University of Tennessee where her leadership roles included Vice Provost for Faculty Affairs, as well as Assistant and Associate Dean in the College of Business Administration. In addition to her current board positions, Ms. Gardial has also served in leadership and volunteer positions for international business school associations, including the MBA Roundtable, the Graduate Management Admissions Council, and AACSB. She has additionally worked with a variety of companies, including Procter and Gamble and Frito-Lay on a project basis to conduct market and customer research. Ms. Gardial holds a BSBA. in Marketing and an M.B.A. from the University of Arkansas and a Ph.D in Marketing from the University of Houston.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1     Form of Indemnification Agreement (incorporated by reference to the Current Report on Form 8-K filed on November 8, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 25, 2018	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ David W. Asai
David W. Asai
Chief Financial Officer (Principal Financial Officer)